Exhibit 5.1
Holland & Knight

701 Brickell Avenue, Suite 3300 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799
Holland & Knight LLP | www.hklaw.com

June 20, 2024

ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Re: Shelf Registration Statement on Form S-3 (Registration No. 333-278327)

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-278327) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2024 by ARMOUR Residential REIT, Inc. (the “Company”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”). We are rendering this opinion letter in connection with the filings of the prospectus supplements (collectively, the “Prospectus Supplements”). The Prospectus Supplements relate to separate offerings comprised of the following shares of capital stock of the Company, covered by the Registration Statement: (a) up to 35,513 shares of common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2012 Dividend Reinvestment and Stock Purchase Plan; (b) up to 750,000 shares of the Common Stock pursuant to the Company’s 2013 Dividend Reinvestment and Stock Purchase Plan; (c) up to 11,671,257 shares of Common Stock pursuant to an Equity Sales Agreement dated July 26, 2023, as amended by Amendment No. 1 dated October 25, 2023, as further amended by Amendment No. 2 dated June 20, 2024; and (d) up to 3,153,022 shares of 7.00% Series C Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) (the “Series C Preferred Stock”) pursuant to an Equity Sales Agreement dated January 29, 2020, as amended by Amendment No. 1 dated June 20, 2024. The Prospectus Supplement related to (d) above also includes the potential issuance of up to 1,648,208 shares of Common Stock upon the conversion of the Series C Preferred Stock pursuant to the Articles Supplementary governing the Series C Preferred Stock, subject to adjustment as provided therein. We understand that the shares of the Common Stock (the “Common Shares”) and Series C Preferred Stock (the “Series C Preferred Shares”) described above are to be offered and sold in the manner set forth in the Registration Statement and the applicable Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Prospectus Supplements. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Common Shares and Series C Preferred Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion letter, including, but not limited to, (i) the Registration Statement, (ii) the Base Prospectus, dated March 28, 2024, included with the Registration Statement (the “Prospectus”), (iii) the Prospectus Supplements, (iv) the Company’s Articles of Incorporation, as amended, (v) the Company’s Bylaws, as amended, (vi) the Articles Supplementary for the Series C Preferred Stock, as certified by the Secretary of the Company, (vii) certain resolutions adopted by the Board of Directors and Audit Committee of the Company, (viii) corporate records and instruments, (ix) specimen certificates representing the Common Shares and Series C Preferred Shares, and (ix) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of and conformity to originals of such documents that have been presented to us as duplicates or certified or conformed copies, the accuracy, completeness and authenticity of originals, the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and that the Common Shares and Series C Preferred Shares will each be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations or certificates of officers or directors of the Company.

Based upon the foregoing, we are of the opinion that the Common Shares and the Series C Preferred Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and non-assessable. We are also of the opinion that the Common Shares issuable upon conversion of the Series C Preferred Shares pursuant to the Articles Supplementary have been duly authorized and, when issued upon conversion of the Series C Preferred Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Maryland and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion letter as part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplements. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP